                                        REGISTRATION NO. 333-_________
==============================================================================


              SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549

                     ____________________
                           FORM S-3

                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
                     ____________________
              KANSAS CITY POWER & LIGHT COMPANY
    (Exact name of Registrant as specified in its charter)

          Missouri                         44-0308720
  (State of incorporation)    (I.R.S. Employer Identification No.)

                         1201 Walnut
              Kansas City, Missouri  64106-2124
                        (816) 556-2200
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                       JEANIE SELL LATZ

         Senior Vice President - Corporate Services
                   and Corporate Secretary
                         1201 Walnut
              Kansas City, Missouri  64106-2124
                        (816) 556-2936
  (Name, address, including zip code, and telephone number,
          including area code, of agent for service)
                     ____________________
                           Copy to:
                  Steven R. Loeshelle, Esq.
                     Dewey Ballantine LLP
                 1301 Avenue of the Americas
                New York, New York  10019-6092
                     ____________________
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. (X)
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )
                             ____________________

                        CALCULATION OF REGISTRATION FEE
===============================================================================

Title of Each     Amount to      Proposed     Proposed Maximum     Amount of
    Class            be          Maximum         Aggregate       Registration
of Securities    Registered      Offering      Offering Price       Fee (1)
    to Be                        Price Per           (1)
  Registered                     Unit (1)
-------------------------------------------------------------------------------

     Debt       $300,000,000     100%(1)        $300,000,000        $79,200
  Securities
-------------------------------------------------------------------------------
  (1) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the Debt Securities registered hereunder. The prospectus filed as part of this Registration Statement also relates to $100,000,000 of securities remaining available to be offered pursuant to Registration Statement No. 333-17285 and for which a registration fee of $30,303 was paid.
     Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement may be used in connection with the securities remaining unsold under Registration Statement No. 333-17285.
===============================================================================

PROSPECTUS




                  KANSAS CITY POWER & LIGHT COMPANY




                           DEBT SECURITIES



          Kansas City Power & Light Company may offer and sell up to $400,000,000 of our unsecured debt securities. We will establish the specific terms of each series of our debt securities, their offering prices and how they will be offered at the time we offer them, and we will describe them in one or more supplements to this prospectus. This prospectus may not be used to offer and sell our debt securities unless accompanied by a prospectus supplement. You should read this prospectus and the related supplement before you invest in our debt securities.




                        ____________________


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                             SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS
                 PROPSECTUS IS ACCURATE OR COMPLETE.
                 ANY REPRESENTATION TO THE CONTRARY
                        IS A CRIMINAL OFFENSE.


                        ____________________




          We will offer and sell our debt securities through one or more underwriters or agents. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of the debt securities, and the net proceeds we receive from the sale. See "Plan of Distribution."


          THE DATE OF THIS PROSPECTUS IS NOVEMBER _, 2000.

                         __________________


                          TABLE OF CONTENTS

About This Prospectus . . . . . . . . . . . . . . . . . . . .  2
Where You Can Find More Information . . . . . . . . . . . . .  2
The Company . . . . . . . . . . . . . . . . . . . . . . . . .  3
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  3
Ratio of Earnings to Fixed Charges. . . . . . . . . . . . . .  4
Description of Debt Securities. . . . . . . . . . . . . . . .  4
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . 12
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . 13
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                        ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission using a "shelf" registration process. By using this process, we may offer up to a total dollar amount of $400,000,000 of our debt securities in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide you with a supplement to this prospectus that will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to in this prospectus under "Where You Can Find More Information."

          References in this prospectus to the terms "we", "us" or other similar terms mean Kansas City Power & Light Company, unless the context clearly indicates otherwise. We are also referred to in this prospectus as the Company.

          You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of the date of this prospectus.

                 WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, and proxy statements and other information with the Securities and Exchange Commission (the "Commission") through the Commission's Electronic
Data Gathering, Analysis and Retrieval system and these filings are publicly available through the Commission's Web site (http://www.sec.gov). You may read and copy such material at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and at its Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.
You may also obtain copies of such material at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, you may inspect such material at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          The Commission allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we file later with the Commission that is incorporated by reference into this prospectus will automatically update and supercede this information. We are incorporating by reference into this prospectus the following documents that we have filed with the Commission and any subsequent filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the debt securities described in this prospectus is completed:

- our Annual Report on Form 10-K for the year ended December 31, 1999 ("1999 Form 10-K"),
- our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 (as amended by Form 10-Q/A filed June 22, 2000), June 30, 2000 and September 30, 2000, and
- our Current Reports on Form 8-K, dated January 3, 2000 and
  February 15, 2000.

          This prospectus is part of a registration statement we have filed with the Commission relating to our debt securities. As permitted by the Commission's rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the Commission. You should read the registration statement and the exhibits and schedules for more information about us and our debt securities. The registration statement, exhibits and schedules are also available at the Commission's Public Reference Section or through its Web site.

          You may obtain a free copy of our filings with the Commission by writing or telephoning us at the following address:
Kansas City Power & Light Company, 1201 Walnut, Kansas City, Missouri 64106-2124 (Telephone No.: 816-556-2200) Attention: Corporate
Secretary, or by contacting us at our internet web site www.kcpl.com.

                             THE COMPANY

          We are a medium-sized electric utility incorporated in Missouri. We generate and distribute electricity to over 463,000 customers located in all or portions of 22 counties in western Missouri and eastern Kansas. Our customers include approximately 407,000 residences, 53,000 commercial firms, and over 3,000 industries, municipalities and other electric utilities. About two-thirds of our retail sales are to Missouri customers and the remainder are to Kansas customers. Our principal executive office is located at 1201 Walnut, Kansas City, Missouri 64106 (Telephone: (816) 556-2200).

                           USE OF PROCEEDS

          Unless we inform you otherwise in a supplement to this prospectus, we anticipate using any net proceeds received by us from the sale of the debt securities for general corporate purposes, including, among others:

-         Repayment of short term debt,
-         Repurchase, retirement or refinancing of other securities,
-         Funding of construction expenditures,
-         Acquisitions, and
-         Investments in subsidiaries.

                    RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                                     YEAR ENDED DECEMBER 31,
           Twelve Months      ______________________________________
               Ended
        September 30, 2000    1999(a)  1998(a)  1997(a) 1996(a)  1995
        ___________________   _______  _______  _______ _______  ____

              2.41             2.07     2.87     2.03    3.06    3.94

(a)We incurred significant merger-related costs relating to two planned mergers, one of which was terminated in 1996 and the other was terminated in 2000.


                   DESCRIPTION OF DEBT SECURITIES

          The debt securities are to be issued under an Indenture to be entered into between the Company and The Bank of New York, as Trustee ("Trustee"), (the "Indenture"), a form of which is included as an exhibit to the registration statement of which this prospectus is a part. The Company may also enter into one or more amendments or supplements to the Indenture, or additional indentures with other trustees, with respect to certain of the debt securities. Any such indenture would contain covenants and other provisions similar to those described below. Reference is made to the prospectus supplement regarding any additional indentures or additional terms and provisions under which debt securities will be issued.

          The Company may from time to time offer under this prospectus unsecured debt securities, which may be senior debt securities or subordinated debt securities. Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The subordinated debt securities ("Subordinated Securities") will be unsecured obligations of the Company, unless otherwise provided in a prospectus supplement, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes senior debt securities) of the Company as described below under "Subordination" and in the applicable prospectus supplement.

          There is no requirement that future issues of debt securities of the Company be issued under the Indenture, and the Company will be free to employ other indentures or documentation, containing provisions different from those included in the Indenture or applicable to one or more issues of securities, in connection with future issues of such other debt securities.

          Unless otherwise provided in a prospectus supplement, the debt securities will effectively rank junior to the first mortgage bonds ("General Mortgage Bonds") of the Company which were issued under the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, from the Company to United Missouri Bank of Kansas City, N.A., Trustee, as supplemented ("Mortgage Indenture"). The Mortgage Indenture constitutes a first mortgage lien upon substantially all of the fixed property and franchises of the Company. At September 30,

2000, there was approximately $455,300,000 principal amount of General Mortgage Bonds outstanding. Certain outstanding series of the Company's unsecured debt restrict the issuance of additional General Mortgage Bonds, unless these series are similarly secured, and also generally restrict, subject to exceptions, providing collateral to secure debt of the Company unless they are comparably secured.

          The Indenture does not specifically restrict the ability of the Company to engage in transactions which could have the effect of increasing the ratio of debt to equity capitalization of the Company or a successor corporation. For example, the Indenture does not limit the amount of indebtedness of the Company or the acquisition by the Company of any of the equity securities of the Company. The Indenture also permits the Company to merge or consolidate or to transfer its assets, subject to certain conditions (see "Consolidation, Merger and Sale" below).

          The following summary of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, including the definitions therein of certain terms.

          GENERAL: The Indenture provides that the debt securities offered and other unsecured debt securities of the Company, without limitation as to aggregate principal amount (collectively the "Indenture Securities"), may be issued in one or more series, in each case as authorized from time to time by the Company.

          Reference is made to the prospectus supplement relating to the series of debt securities offered for the following terms:

     (1)  the title of the debt securities;

     (2)  the aggregate principal amount of the debt securities;

     (3) the percentage of the principal amount representing the price for which the debt securities shall be issued;

     (4) the date or dates on which the principal of, and premium, if any, on the debt securities shall be payable;

     (5) the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate or rates shall be determined;

     (6) if the amount of payments of the principal of, premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

     (7) the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, the dates on which any such interest shall be payable and any record dates therefor;

     (8) the place or places where the principal of, and premium, if any, and interest, if any, on the debt securities shall be payable;

     (9) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of the Company;

    (10) the obligation, if any, of the Company to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid pursuant to such obligation;

    (11) whether the debt securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global
          Security or Global Securities;

    (12) if other than $1,000 or an integral multiple thereof, the denominations in which the debt securities shall be issued;

    (13) if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities;

    (14) any deletions from or modifications of or additions to the Events of Default set forth in Section 6.01 of the Indenture pertaining to the debt securities;

    (15) the provisions, if any, relating to the cancellation and satisfaction of the Indenture with respect to the debt securities prior to the maturity thereof pursuant to
          Section 12.02 of the Indenture (see "Satisfaction and Discharge of Indenture; Defeasance");

    (16) the terms, if any, upon which the Company may defer payment of interest on an interest payment date;

    (17) the provisions, if any, relating to the subordination of the debt securities pursuant to Article 14 of the Indenture (see "Subordination");

    (18) the terms and conditions, if any, pursuant to which any debt securities are to be secured;

    (19) any exchangeability, conversion, prepayment or tender provisions (whether at the option of the Company or a holder of debt securities) of the debt securities, including exchangeability, conversion, prepayment or tender date or dates of such series, if any, and the price or prices and other terms and conditions applicable to the exchange, conversion, prepayment or tender (including any premium);

    (20) any additional covenants for the benefit of the holders of the debt securities; and

    (21) any other terms of the debt securities not inconsistent with the provisions of the Indenture and not adversely affecting the rights of any other series of Indenture
          Securities then outstanding. (Section 2.03)

          The Company may authorize the issuance and provide for the terms of a series of Indenture Securities by or pursuant to a resolution of its Board of Directors or any duly authorized committee thereof or pursuant to a supplemental indenture. The provisions of the Indenture described above permit the Company, in addition to issuing Indenture Securities with terms different from those of Indenture Securities previously issued, to "reopen" a previous issue of a series of Indenture Securities and to issue additional Indenture Securities of such series.

          The Indenture Securities will be issued only in registered form without coupons and, unless otherwise provided with respect to a series of Indenture Securities, in denominations of $1,000 and integral multiples thereof. (Section 2.02) Indenture Securities of a series may be issued in whole or in part in the form of one or more Global Securities (see "Global Securities"). One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Indenture Securities of the series to be represented by such Global Security or Global Securities. (Section 2.01) No service charge will be made for any transfer or exchange of Indenture Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05)

          One or more series of the Indenture Securities may be issued with the same or various maturities at par, above par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate ("Original Issue Discount Securities") will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the prospectus supplement relating thereto.

          SUBORDINATION: If the prospectus supplement relating to a particular series of Indenture Securities so provides, such debt securities will be Subordinated Securities and the payment of the principal of, premium, if any, and interest on the Subordinated Securities will be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness to the extent set forth in the next paragraph. (Section 14.01)

          In the event (a) of any distribution of assets of the Company in bankruptcy, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets and liabilities of the Company, except for a distribution in connection with a consolidation, merger, sale, transfer or lease permitted under the Indenture (see "Consolidation, Merger and Sale"), or (b) the principal of any Senior Indebtedness shall have been declared due and payable by reason of an event of default with respect thereto and such event of default shall not have been rescinded, then the holders of Subordinated Securities will not be entitled to receive or retain any payment, or distribution of assets of the Company, in respect of the principal of, premium, if any, and interest on the Subordinated Securities until the holders of all Senior Indebtedness receive payment of the full amount due in respect of the principal of, premium, if any, and interest on the Senior Indebtedness or provision for such payment on the Senior Indebtedness shall have been made. (Section 14.02)

          Subject to the payment in full of all Senior Indebtedness, the holders of the Subordinated Securities shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness until all amounts owing on the Subordinated Securities shall be paid in full. (Section 14.03)

          "Senior Indebtedness" means all indebtedness of the Company for the repayment of money borrowed (whether or not represented by bonds, debentures, notes or other securities) other than the indebtedness evidenced by the Subordinated Securities and any indebtedness subordinated to, or subordinated on parity with, the Subordinated Securities. "Senior Indebtedness" does not include customer deposits or other amounts securing obligations of others to the Company. (Section 14.01)

          The Indenture does not limit the aggregate amount of Senior Indebtedness that the Company may issue. As of September 30, 2000, $1,076 million of Senior Indebtedness was outstanding in the form of bonds, debentures, notes or other securities, bank borrowings and capital leases.

          REDEMPTION: If the prospectus supplement relating to a particular series of Indenture Securities so provides, such securities will be subject to redemption by the Company prior to maturity. Notice of any redemption of Indenture Securities shall be given to the registered holders of such securities not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of a series of Indenture Securities are to be redeemed, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Indenture Securities of such series or portions thereof to be redeemed. (Section 3.02)

          GLOBAL SECURITIES: The Indenture Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the prospectus supplement relating thereto. Unless and until it is exchanged in whole or in part for Indenture Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (Sections 2.01 and 2.05)

          The specific terms of the depositary arrangement with respect to any Indenture Securities of a series will be described in the prospectus supplement relating thereto. The Company anticipates that the following provisions will apply to all depositary arrangements.

          Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book entry registration and transfer system, the respective principal amounts of the Indenture Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters through which such Indenture Securities were sold. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

          So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Indenture Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Indenture Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Indenture Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

          Payments of principal of, premium, if any, and interest, if any, on Indenture Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Indenture Securities. None of the Company, the Trustee or any paying agent for such Indenture Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for such Indenture Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The Company expects that the Depositary for Indenture Securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of such participants.

          If a Depositary for Indenture Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Indenture Securities of such series in definitive form in exchange for the Global Security or Global Securities representing the Indenture Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Indenture Securities of a series represented by one or more Global Securities and, in such event, will issue Indenture Securities of such series in definitive form in exchange for the Global Security or Global Securities representing such Indenture Securities. Further, if the Company so specifies with respect to the Indenture Securities of a series, each person specified by the Depositary of the Global Security representing Indenture Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Indenture Securities of the series in definitive form. In any such instance, each person so specified by the Depositary of the Global Security will be entitled to physical delivery in definitive form of Indenture Securities of the series represented by such Global Security equal in principal amount to such person's beneficial interest in the Global Security.

          PAYMENTS AND PAYING AGENTS: Payment of principal of and premium, if any, on Indenture Securities will be made against surrender of such Indenture Securities at the principal offices of the Trustee. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on Indenture Securities will be made to the person in whose name such Indenture Security is registered at the close of business on the record date for such interest. Unless otherwise indicated in the prospectus supplement, payments of such interest will be made at the principal offices of the Trustee, or by a check mailed to each holder of an Indenture Security at such holder's registered address.

          All moneys paid by the Company to a paying agent for the payment of principal of, premium, if any, or interest, if any, on any Indenture Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the holder of such Indenture Security entitled to receive such payment will thereafter look only to the Company for payment thereof. (Section 12.05) However, any such payment shall be subject to escheat pursuant to state abandoned property laws.

          CONSOLIDATION, MERGER AND SALE: The Indenture permits the Company, without the consent of the holders of any of the Indenture Securities, to consolidate with or merge into any other corporation or sell, transfer or lease its assets as an entirety or substantially as an entirety to any person, provided that: (i) the successor corporation formed by or surviving any such consolidation or merger, or the person to which such sale, transfer or lease shall have been made (the "Successor") is a corporation organized under the laws of the United States of America or any state thereof; (ii) the Successor assumes the Company's obligations under the Indenture and the Indenture Securities; (iii) immediately after giving effect to the transaction, no Event of Default (see "Default and Certain Rights on Default") and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 11.02) The Indenture does not restrict the merger of another corporation into the Company. The Successor, other than a Successor by reason of a lease of the Company's properties, will succeed to the Company's rights and obligations under the Indenture and the Indenture Securities and the Company will be relieved of its obligations.

          These provisions will not, however, be applicable to the sale, transfer or lease by the Company to an affiliated company of facilities used for the generation of electricity (and not used for the transmission or distribution of electric energy), provided that, all such sales, transfers or leases occurring after the date of this Indenture shall not in the aggregate represent assets with a depreciated value on the books of the Company, calculated with respect to the assets sold, transferred or leased at the time of such sale, transfer or lease, in excess of 65% of the depreciated value on the books of the Company of its total assets as set forth in its balance sheet at September 30, 2000.

          MODIFICATION OF THE INDENTURE: The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of the Indenture Securities, to establish, among other things, the form and terms of any series of Indenture Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of a majority in aggregate principal amount of the Indenture Securities of any series at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to Indenture Securities of such series, or modifying in any manner the rights of the holders of the Indenture Securities of such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity, or the earlier optional date of maturity, if any, of any Indenture Security of a particular series or reduce the principal amount thereof or the premium thereon, if any, or reduce the rate of payment of interest thereon, or make the principal thereof or premium, if any, or interest thereon payable in any coin or currency other than that provided in the Indenture Security, without the consent of the holder of each Indenture Security so affected, or (ii) reduce the principal amount of Indenture Securities of any series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Indenture Securities of such series outstanding thereunder. (Sections 10.01 and 10.02)

          DEFAULT AND CERTAIN RIGHTS ON DEFAULT: The Indenture provides that the Trustee or the holders of 33% or more in aggregate principal amount of Indenture Securities of a series outstanding thereunder may declare the principal of all Indenture Securities of such series to be due and payable immediately, if any Event of Default with respect to such series of Indenture Securities shall occur and be continuing. However, if all defaults with respect to Indenture Securities of such series (other than non-payment of accelerated principal) are cured, the holders of a majority in aggregate principal amount of the Indenture Securities of such series outstanding thereunder may waive the default and rescind the declaration and its consequences. Events of Default with respect to a series of Indenture Securities include (unless specifically deleted in the supplemental indenture or Board Resolution under which such series of Indenture Securities is issued, or modified in any such supplemental indenture):

     (i) failure to pay interest when due on any Indenture Security of such series, continued for 30 days;

    (ii) failure to pay principal or premium, if any, when due on any Indenture Security of such series, continued for 1 business day;

   (iii) failure to perform any other covenant of the Company in the Indenture or the Indenture Securities of such series (other than a covenant included in the Indenture or the Indenture Securities solely for the benefit of series of Indenture Securities other than such series), continued for 60 days after written notice from the Trustee or the holders of 33% or more in aggregate principal amount of the Indenture Securities of such series outstanding thereunder;

    (iv) certain events of bankruptcy, insolvency or reorganization; and

     (v) any other Event of Default as may be specified for such series. (Section 6.01)

          The Indenture provides that the holders of a majority in aggregate principal amount of the Indenture Securities of any series outstanding thereunder may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any power or trust conferred upon, the Trustee with respect to Indenture Securities of such series and may on behalf of all holders of Indenture Securities of such series waive any past default and its consequences with respect to Indenture Securities of such series, except a default in the payment of the principal of or premium, if any, or interest on any of the Indenture Securities of such series. (Section 6.06)

          Holders of Indenture Securities of any series may not institute any proceeding to enforce the Indenture unless the Trustee thereunder shall have refused or neglected to act for 60 days after a request and offer of satisfactory indemnity by the holders of 33% or more in aggregate principal amount of the Indenture Securities of such series outstanding thereunder, but the right of any holder of Indenture Securities of any series to enforce payment of principal of or premium, if any, or interest on the holder's Indenture Securities when due shall not be impaired. (Section 6.04)

          The Trustee is required to give the holders of Indenture Securities of any series notice of defaults with respect to such series (Events of Default summarized above, exclusive of any grace period and irrespective of any requirement that notice of default be given) known to it within 90 days after the happening thereof, unless cured before the giving of such notice, but, except for defaults in payments of principal of, premium, if any, or interest on the Indenture Securities of such series, the Trustee may withhold notice if and so long as it determines in good faith that the withholding of such notice is in the interests of such holders. (Section 6.07)

          The Company is required to deliver to the Trustee each year an Officers' Certificate stating whether such officers have obtained knowledge of any default by the Company in the performance of certain covenants and, if so, specifying the nature thereof. (Section 4.06)

          CONCERNING THE TRUSTEE: The Indenture provides that the Trustee shall, prior to the occurrence of any Event of Default with respect to the Indenture Securities of any series and after the curing or waiving of all Events of Default with respect to such series which have occurred, perform only such duties as are specifically set forth in the Indenture. During the existence of any Event of Default with respect to the Indenture Securities of any series, the Trustee shall exercise such of the rights and powers vested in it under the Indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 7.01)

          The Trustee may acquire and hold Indenture Securities and, subject to certain conditions, otherwise deal with the Company as if it were not the Trustee under the Indenture. (Section 7.04)

          As of September 30, 2000, The Bank of New York, which will be the Trustee under the Indenture, is the trustee for the Company's $296,500,000 principal amount of currently outstanding medium-term notes issued under Indentures dated February 15, 1992, November 15, 1992, November 1, 1994 and December 1, 1996. The Bank of New York is also a depository for funds and performs other services for, and transacts other banking business with, the Company and its affiliates in the normal course of business.

          SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE: The Indenture may be discharged upon payment of the principal of, premium, if any, and interest on all the Indenture Securities and all other sums due under the Indenture. In addition, the Indenture provides that if, at any time after the date of the Indenture, the Company, if so permitted with respect to Indenture Securities of a particular series, shall deposit with the Trustee, in trust for the benefit of the holders thereof, (i) funds sufficient to pay, or (ii) such amount of obligations issued or guaranteed by the United States of America as will, or will together with the income thereon without consideration of any reinvestment thereof, be sufficient to pay all sums due for principal of, premium, if any, and interest on the Indenture Securities of such series, as they shall become due from time to time, and certain other conditions are met, the Trustee shall cancel and satisfy the Indenture with respect to such series to the extent provided therein. (Sections 12.01 and 12.02) The prospectus supplement describing the Indenture Securities of such series will more fully describe the provisions, if any, relating to such cancellation and satisfaction of the Indenture with respect to such series.

          REPORTS FURNISHED SECURITYHOLDERS: The Company will furnish the holders of Indenture Securities copies of all annual financial reports distributed to its stockholders generally as soon as practicable after the mailing of such material to the stockholders. (Section 4.07)

          MEDIUM-TERM NOTES: The debt securities that we offer from time to time may also take the form of medium-term notes. The particular terms of the medium-term notes will be described in the applicable prospectus supplement.

                        PLAN OF DISTRIBUTION

          The Company will offer the debt securities through one or more underwriters or agents or directly to purchasers. The names of the managing underwriter or underwriters and any other underwriters or any agents, and the terms of the transaction, including compensation of the underwriters, agents and dealers, if any, will be set forth in the prospectus supplement relating to the offering of the debt securities.

          Only underwriters or agents named in a prospectus supplement will be deemed to be underwriters or agents in connection with the debt securities described therein. Firms not so named will have no direct or indirect participation in the underwriting of such debt securities, although such a firm may participate in the distribution of such debt securities under circumstances entitling it to a dealer's commission.

          It is anticipated that any agreement pertaining to any debt securities will (1) entitle the underwriters or agents to indemnification by the Company against certain civil liabilities under the Securities Act of 1933, as amended, or to contribution for payments the underwriters may be required to make in respect thereof and (2) provide that the obligations of the underwriters or agents will be subject to certain conditions precedent. The underwriters or agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

          In connection with an offering made hereby, the underwriters may purchase and sell the debt securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with an offering.
Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or delaying a decline in the market price of the debt securities, and short positions created by the underwriters involve the sale by the underwriters of a greater aggregate principal amount of debt securities than they are required to purchase from the Company. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the debt securities sold in the offering may be reclaimed by the underwriters if such debt securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be affected in the over-the-counter market or otherwise.

          The anticipated date of delivery of the debt securities will be as set forth in the prospectus supplement relating to the offering of the debt securities.

                            LEGAL MATTERS

          Legal matters with respect to the debt securities offered hereby will be passed upon for the Company by Jeanie Sell Latz, Senior Vice President - Corporate Services and Corporate Secretary, and for the Underwriters by Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019-6092. Dewey Ballantine LLP will rely for purposes of their opinions upon the opinion of Ms. Latz as to matters of Missouri law. At September 30, 2000, Ms. Latz owned beneficially 4,508 shares of the Company's common stock; she also has options (with dividend equivalent) to purchase 18,586 shares of the Company's common stock at the fair market value on the dates of the grants. Dewey Ballantine LLP may from time to time perform legal services for the Company.

          The statements herein under "Description of Debt
Securities," as to the matters of law and legal conclusions, have been prepared under the supervision of and review by, and are made on the authority of Ms. Latz, who has given her opinion that such statements as to such matters and conclusions are correct.

                               EXPERTS
          The consolidated financial statements included in the latest Annual Report on Form 10-K of the Company, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report included in the latest Annual Report on Form 10-K of the Company, and have been incorporated by reference in this prospectus in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          Expenses payable by Registrant for the sale of the Securities, other than underwriting discount and commissions, are estimated as follows:

Securities and Exchange Commission registration fee.....$79,200.00
Printing and engraving...................................29,400.00
Services of Independent Accountants......................50,000.00
Fees and expenses of Trustee.............................10,000.00
Rating agency fees......................................115,000.00
Miscellaneous...........................................116,400.00

  Total................................................$400,000.00

_______________


Item 15. Indemnification of Directors and Officers.

Mo. Rev. Stat. Section 351.355 (1994) provides as follows:

          1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suitor proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in an manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the act that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

          4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

          6. The indemnification provided by this section shall be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either(i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

          8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

          10. For the purpose of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand n the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          11. For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

The officers and directors of the Company have entered into indemnification agreements with the Company indemnifying such officers and directors to the extent allowed under the above Mo.
Rev. Stat. Section 351.355 (1994).

Article XIII of the Restated Articles of Consolidation of the Company provides as follows:

          ARTICLE THIRTEENTH. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was an employee of the Company acting within the scope and course of his or her employment or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The Missouri General and Business Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company may in its discretion by action of its Board of Directors provide indemnification to agents of the Company as provided for in this ARTICLE THIRTEENTH. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

          (b) Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEENTH shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-laws of the Company, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding the office of director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its directors and officers which provide greater indemnification rights than that generally provided by The Missouri General and Business Corporation Law; provided, however, that no such further indemnity shall indemnify any person from or on account of such director's or officer's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEENTH after the date of approval of this ARTICLE THIRTEENTH by the Company's shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

          (c) Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEENTH.

          (d) Amendment. This ARTICLE THIRTEENTH may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (a) the effective date of such amendment or repeal; (b) the expiration date of such person's then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted against Registrant by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 16. List of Exhibits.

1(a)   -  Form of Underwriting Agreement.*

1(b)   -  Form of Distribution Agreement. *

4      -  Form of Indenture, between the Company and The Bank
          of New York, as Trustee (the "Indenture").

5      -  Opinion and consent of Jeanie Sell Latz, Senior Vice
          President-Corporate Services and Corporate
          Secretary.

12     -  Schedule of computation of ratio of earnings to
          fixed charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and for the twelve month period ended September 30, 2000.

23.1   -  Consent of PricewaterhouseCoopers LLP.

23.2   -  Consent of Jeanie Sell Latz, Senior Vice President-
          Corporate Services and Corporate Secretary (included as part of Exhibit 5).

24     -  Powers of Attorney.

25     -  Form T-1 Statement of Eligibility and Qualification
          of The Bank of New York, as Trustee under the Indenture, under the Trust Indenture Act of 1939.


     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are
hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
_______________________________________________

*  To be subsequently filed or incorporated by reference

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) See the last paragraph of Item 15.

(i) The undersigned Registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City and State of Missouri on the 21st day of November, 2000.

                       KANSAS CITY POWER & LIGHT COMPANY


                       By:  /s/DRUE JENNINGS
                       Name:   Drue Jennings
                       Title:  Chairman of the Board and Chief
                               Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    NAME                         TITLE                  DATE
    ----                         -----                  ----

/s/Drue Jennings        Chairman of the Board and
  (Drue Jennings)       Chief Executive Officer
                        (Principal Executive
                        Officer)

/s/Andrea F. Bieslker   Vice President-Finance
  (Andrea F. Bielsker)  and Treasurer
                        (Principal Financial
                        Officer)

/s/Neil A. Roadman      Controller
  (Neil A. Roadman)     (Principal Accounting
                        Officer)

Bernard J. Beaudoin*    President and Director
(Bernard J. Beaudoin)

David L. Bodde*         Director
(David L. Bodde)

William H. Clark*       Director                         November 21, 2000
(William H. Clark)

Mark A. Ernst*          Director
(Mark A. Ernst)

W. Thomas Grant II*     Director
(W. Thomas Grant II)

William C. Nelson*      Director
(William C. Nelson)

Linda Hood Talbott*     Director
(Linda Hood Talbott)

Robert H. West*         Director
(Robert H. West)

_______________
* Drue Jennings, pursuant to Powers of Attorney (executed by each of the officers and Directors listed above, and filed as
Exhibit 24 hereto), by signing his name hereto does hereby sign and execute this Registration Statement on behalf of each of the officers and Directors named above and indicated as signing above in the capacities in which the name of each appears above.


November 21, 2000             By:   /s/DRUE JENNINGS
                              Name:    Drue Jennings
                                       Attorney-in-fact

                        INDEX TO EXHIBITS

EXHIBIT                  DESCRIPTION

1(a) - Form of Underwriting Agreement.*

1(b) - Form of Distribution Agreement. *

4    - Form of Indenture, between the Company and The Bank of
       New York, as Trustee (the "Indenture").

5    - Opinion and consent of Jeanie Sell Latz, Senior Vice
       President-Corporate Services and Corporate Secretary.

12   - Schedule of computation of ratio of earnings to fixed
       charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and for the twelve month period ended September 30, 2000.

23.1 - Consent of PricewaterhouseCoopers LLP.

23.2 - Consent of Jeanie Sell Latz, Senior Vice
       President-Corporate Services and Corporate Secretary
       (included as part of Exhibit 5).

24   - Powers of Attorney.

25   - Form T-1 Statement of Eligibility and Qualification of
       The Bank of New York, as Trustee under the Indenture, under the Trust Indenture Act of 1939.

     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are
hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
_______________________________________________

*  To be subsequently filed or incorporated by reference